Salt Lake City, UT - September 2, 2009 - ActiveCare, Inc. announced today that it has reached an agreement to sell $1 million of its Series A Convertible Preferred Stock to two separate investment funds ― Gemini Master Fund, LTD and Harborview Master Fund, LP.  The investors purchased a total of 571,429 preferred shares at $1.75 a share. The preferred shares are convertible to common stock at a rate of $1.75 per share and holders of the preferred shares are entitled to vote the shares on an as-converted basis.  In conjunction with this offering, the purchasers also acquired warrants to purchase 571,429 shares of ActiveCare common stock at $1.75 and 571,429 shares of common stock at $2.25.  All of the warrants are exercisable at any time during the next five years. For complete details of this transaction please see the 8-K the Company filed today with the Securities and Exchange Commission.

The Company also announced it has acquired all of the issued and outstanding shares of HG Partners, Inc. (formerly Solutions Mechanical, Inc.), a Nevada corporation in exchange for 840,000 shares of common stock. HG Partners has no operations or assets at this time.  Gemini and Harborview were also shareholders of Solutions Mechanical and each of them received 420,000 ActiveCare common shares in exchange for their shares of the acquired corporation.  The Company has agreed to register the common shares issued in the acquisition of HG Partners, as well as the common shares underlying the conversion of the preferred shares and the common shares issuable upon exercise of the warrants granted to Harborview and Gemini as part of the offering.

“We are pleased that these two funds have decided to make this investment in ActiveCare.  We see this as validation that we have built a strong management team and confidence in our future prospects.  This investment will be key to moving ActiveCare’s business plan forward,” said James Dalton, Chairman and CEO of ActiveCare, Inc.  The proceeds from the investment will be used by the company for payment of research and development, product purchase and operating expenses.

ActiveCare, Inc. provides services to seniors, the chronically ill and the disabled that gives them the independence and freedom that they deserve.  It offers a state of the art cell-phone-like device that has been designed for ease of use, connecting customers with the company’s Care Center at the touch of a button or when a fall is detected.  The Care Center provides services from concierge services to assisting in dispatching emergency services in the event of a medical or other emergency.  ActiveCare’s unique service and product offerings combine cellular and GPS technologies and robust member databases with an experienced monitoring center management team.  Through these services ActiveCare aims to keep seniors in their homes for an additional 1 to 5 years.

The key to the ActiveCare’s Care Center is the Care Specialist.  Care Specialists have been hand-picked and are put through extensive training.  This training includes instruction on world class customer service, professionalism and phone etiquette.  The most important part of the Care Specialists training is the Emergency Medical Dispatch (EMD) training that they receive to assist customers during an emergency.  This is the same type of training that 911 dispatchers receive.  When the Care Specialist is combined with the cutting edge technology that ActiveCare offers, customers get the peace of mind that they deserve.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, including future growth and earnings opportunities of the company. Examples of forward-looking statements in this release include references to the results of operations during future periods, future phases of the company's business plan, and the launch of products and services into a new geography. Actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including the company's ability to retain and to promptly satisfy current backorders and other economic, competitive, governmental, technological, regulatory, manufacturing and marketing risks associated with the company's business and financial plans. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in the company's most recent filings with the Securities and Exchange Commission